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ITEM 14(A)3, EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT

                                                           PERCENT OF
                                                             VOTING
                                                           SECURITIES
                                        INCORPORATED          OWNED
           NAME OF COMPANY              UNDER LAWS OF       BY TESORO

Tesoro Alaska Petroleum Company------    Delaware              100%
Tesoro Alaska Pipeline Company-------    Delaware              100%
Tesoro Bolivia Petroleum Company-----    Texas                 100%
Tesoro Exploration and Production
  Company----------------------------    Delaware              100%
Tesoro Northstore Company------------    Alaska                100%
Tesoro Petroleum Companies, Inc.-----    Delaware              100%
Tesoro Petroleum Distributing
  Company----------------------------    Louisiana             100%
Tesoro Refining, Marketing & Supply
  Company----------------------------    Delaware              100%

    Small or inactive subsidiaries are omitted from the above list. Such omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a 'significant subsidiary' as of the end of the year covered by this annual report.

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